EXHIBIT 3.1
                              ===========
DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

                        Articles of Incorporation
                          (PURSUANT TO NRS 78)

Entity # E0844442005-1	                      Document Number: 20050611552-47
                                              Date Filed: 12/13/2005 10:49:45 AM
                                              In the office of
                                              /s/ Dean Heller
                                              Secretary of State

1. Name of Corporation: PTM PUBLICATIONS INCORPORATED

2. Resident Agent Name and Street Address: RESIDENT AGENTS OF NEVADA, INC. R/A#83364, 711 S. CARSON STREET, STE.#4, CARSON CITY, NEVADA, 89701

3. Shares: 50,000,000 shares with a par value of $0.001

4. Names and Addresses of Board of Directors: Dwight Alan Teegardin, 711 S. Carson Street, Suite 4, Carson City, NV. 89701

5. Purpose: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: SANDRA L. MILLER, 711 S. CARSON STREET, CARSON CITY, NEVADA, 89701

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above-named corporation.

                                                  /s/ SANDRA L. MILLER
                                                      December 13, 2005

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                        ARTICLES OF INCORPORATION
                                    of
                      PTM PUBLICATIONS INCORPORATED
                           A Nevada Corporation

I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under and pursuant to Chapter 78 of the Nevada Revised Statutes, the general corporation laws of the State of Nevada, do make and file these Articles of Incorporation declaring and certifying that the facts herein stated are true:

                               ARTICLE I
                                  NAME

The name of the corporation is PTM Publications Incorporated.

                               ARTICLE II
                            PRINCIPLE OFFICE

Section 2.01 Resident Agent. The name and address of its resident agent for service process is Resident Agents of Nevada, Inc 711 S. Carson, Ste 4, Carson City, Nevada 89701.

Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature maybe conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                            ARTICLE III
                              PURPOSE

The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                            ARTICLE IV
                          SHARES OF STOCK

Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is Fifty Million (50,000,000) shares with a par value of $.001 designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Common Stock in one or more eries, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

Section 4.02 No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive rights, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation , nor to any right of subscription thereto, other than the extent, if any, the Board of Directors in its discretion, may determine from time to time.

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Section 4.03 Assessment of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors of the corporation shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                             ARTICLE V
                             DIRECTORS

Section 5.01 Governing Board. The members of the Board of Directors of the corporations shall be styled directors.

Section 5.02 Initial Board of Directors. The Board of Directors shall consist of at least one (1) but no more than five (5) members. The name(s) and address(es) of the initial members of the Board of Directors are as follows:

    NAME             ADDRESS

Dwight Alan Teegardin of 711 S. Carson, Suite 4, Carson City, Nevada 89701

These individuals shall serve as directors of the corporation until the first annual meeting of the stockholders or until their successors shall have been elected and qualified.

Section 5.03 Change in the Number of Directors. The number of directors may be increased or decreased by duly adopted amendments to the By-laws of the corporation.

                              ARTICLE VI
                             INCORPORATORS

The name and address of the sole incorporator is Sandra L. Miller 711 S. Carson S, Ste 4 Carson City, Nevada 89701.

                             ARTICLE VII
                         PERIOD OF DURATION

This corporation is to have A PERPETUAL  existence.

                            ARTICLE VIII
                  DIRECTORS AND OFFICERS' LIABILITY

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for i) acts of fraud or a knowing violation of th e law, or ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts and omissions prior to such repeal or modification.

                             ARTICLE IX
                              INDEMNITY

Every person who was or is party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys? fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connections therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or

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proceeding must be paid by the corporation as they are incurred and in advance adopt By-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                 ARTICLE X
                                 AMENDMENTS

Subject at all times to the express provisions of Section 4.03, hereof, which c annot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-laws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said By-laws, and all rights conferred upon the stockholders are granted subject to this reservation.

                                ARTICLE XI
                            POWERS OF DIRECTORS

	In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(1) Subject to the By-laws, if any, adopted by the stockholders, to make, alter or repeal the By-laws of the corporation;

(2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

(3) To authorize the guarantee by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

(4) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

(5) By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the By-laws of the Board of Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the corporation or as maybe determined from time to time by resolution adopted by the Board of Directors.

All corporate powers of the corporation shall be exercised by the Board of Directors, except as otherwise provided herein or by law.

IN WITNESS WHEREOF, I have hereto set my hand this 13th day of December, 2005, hereby declaring and certifying that the facts stated herein above are true.


/s/ SANDRA L. MILLER
By: Sandra L. Miller, Sole Incorporator


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                        ACKNOWLEDGMENT
                        --------------
STATE OF NEVADA   )
                  ) ss:
CITY OF CARSON    )

On this 13th day of December, 2005, Sandra L. Miller personally appeared before me,a Notary Public, and acknowledged to me that she executed the foregoing instrument for the purposes therein set forth.

                              /s/ Diane E. Kalinowski, Notary Public
                                  State of Nevada
                                  Appointment No. 99-58966-5
                                  My appt. espires Oct 24, 2007

      CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
      ----------------------------------------------------------

IN THE MATTER OF: PTM PUBLICAITONS, INC.

Resident Agents of Nevada, Inc., Resident Agent #83364, with address at 711 S. Carson, Suite 4, Carson City, Nevada 89701, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registerest office is as set forth above.

IN WITNESS WHEREOF, I hereunto set my hand this 13th day of December, 2005.

                              By: /s/ Sandra L. Miller
                                      Resident Agents of Nevada, Inc.
                                      Resident Agent #83364
                                      Resident Agents

















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